Exhibit 32.1

CERTIFICATION

The undersigned, John A. Kite, Chief Executive Officer and President of Kite Realty Group Trust (the “Company”), and Daniel R. Sink, Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, that:

1.                                       The Quarterly Report of Form 10-Q of the Company for the quarter ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

2.                                       The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 15, 2004

/s/ JOHN A. KITE
John A. Kite
Chief Executive Officer and President

/s/ DANIEL R. SINK
Daniel R. Sink
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.